Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors Celator Pharmaceuticals, Inc.:

We consent to the use of our report dated March 21, 2016, with respect to the consolidated balance sheets of Celator Pharmaceuticals, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of loss, stockholders’ equity, and cash flows for the years then ended, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 15, 2016